                                 EXHIBIT 10(c)

                          CYPRUS AMAX MINERALS COMPANY

                               MATERIAL CONTRACTS

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                        OF CYPRUS AMAX MINERALS COMPANY

                                  STOCK PLAN
                                      FOR
                          NON-EMPLOYEE DIRECTORS OF
                         CYPRUS AMAX MINERALS COMPANY

                               TABLE OF CONTENTS
                               -----------------


                                                                            PAGE
                                                                            ----

Section 1. Purpose.............................................................1

Section 2. Definitions.........................................................1

Section 3. Shares Subject to Plan..............................................3

Section 4. Eligibility.........................................................4

Section 5. Awards of Shares....................................................4

Section 6. Grants of Options...................................................4
        (a) Number of Options..................................................4
        (b) Terms and Conditions...............................................4
                (1)  Option Price..............................................4
                (2)  Expiration Date of the Option.............................4
                (3)  Restrictions on Transfer..................................4
                (4)  Vesting...................................................5
                (5)  Exercise of Option........................................6
                (6)  Payment for Shares and Method of Exercise.................6
                (7)  Retirement................................................6
                (8)  Total Disability..........................................6
                (9)  Death.....................................................6
                (10) Other Termination.........................................6
                (11) Change of Control.........................................7
                (12) Other Terms...............................................7
        (c) Rights as Shareholder..............................................7

Section 7. Awards of Restricted Shares.........................................7
        (a) Eligibility........................................................7
        (b) Awards of Restricted Shares........................................7
        (c) Certificates for Shares............................................7
        (d) Restriction Period.................................................8
        (e) Lapse of Restrictions..............................................9

Section 8. Regulatory Compliance and Listing...................................9

Section 9. Adjustment for Company Changes......................................9
        (a) Rights and Powers Reserved.........................................9
        (b) Changes in Capitalization..........................................9

Section 10. Administration....................................................10
        (a) Appointment of Administrator......................................10
        (b) Rights and Duties of Administrator................................10
        (c) Authority of Board of Committee...................................10

Section 11. Amendment and Termination.........................................10
        (a) Amendment of Plan.................................................10
        (b) ..................................................................11
        (c) Amendment of Stock Option Agreement...............................11
        (d) Amendment of Restricted Stock Agreement...........................11
        (e) Termination of Plan...............................................11

Section 12. Miscellaneous.....................................................11
        (a) No Right to Continue as Director..................................11
        (b) Other Plans.......................................................11
        (c) Payment of Taxes..................................................11
        (d) Unfunded Status of Plan...........................................11
        (e) Governing Law.....................................................12
        (f) Liability.........................................................12
        (g) Costs.............................................................12
        (h) Severability......................................................12
        (i) Successors........................................................12
        (j) Headings and Construction.........................................12

Section 13. Effective Date of the Plan........................................12

                                                                   EXHIBIT 10(C)

                                  STOCK PLAN
                                      FOR
                           NON-EMPLOYEE DIRECTORS OF
                         CYPRUS AMAX MINERALS COMPANY

                Amended and Restated Effective January 1, 1999

                                  STOCK PLAN
                                      FOR
                           NON-EMPLOYEE DIRECTORS OF
                          CYPRUS AMAX MINERALS COMPANY


     Section 1.  Purpose.    The purpose of the Plan is to provide certain
incentives and compensation to Eligible Directors and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company's success and progress.

     Section 2.  Definitions.    For purposes of the Plan, the following terms
shall have the following meanings:

     (a) "Administrator" means the Committee, which shall be responsible for the administration of the Plan or its delegate, which shall be one or more individuals appointed in accordance with Section 10(a).

     (b) "Beneficiary" means a person or persons designated by a Participant to receive, subject to the terms of the Plan, in the event of the Participant's death, any unexercised Option which are vested in accordance with Section 6(b)(4) or Restricted Shares held by the Participant. A Participant may, subject to such limitations as shall be prescribed by the Administrator, designate one or more persons as primary or contingent Beneficiary and may revoke such designations. Such designation or revocation of any such designation shall be made in the form and manner prescribed from time to time by the Administrator in its sole discretion. A Beneficiary designation or revocation thereof shall not be effective until it is filed with the Company.
If a Participant fails effectively to designate a Beneficiary, then the Participant's estate shall be deemed to be such Participant's Beneficiary.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change of Control" means the occurrence of any of the following events:

         (1) The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company,
(B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction described in Section 2(d)(3)(A), 2(d)(3)(B), or 2(d)(3)(C); or

         (2) Individuals who, as of January 1, 1996, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to January 1, 1996, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (4) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     (e) "Change of Control Price" means the highest price per Share paid in any transaction reported on the New York Stock Exchange Composite Index or paid or offered in any bona fide transaction related to a potential or actual Change of Control of the Company at any time during the 60-day period immediately preceding the date of the actual Change of Control.

     (f) "Code" means the Internal Revenue Code of 1986, as amended, and any rules and regulations issued thereunder.

     (g) "Committee" means the Compensation and Benefits Committee of the Board.

     (h) "Common Stock" means the Common Stock, no par value per share, of the Company.

     (i) "Company" means Cyprus Amax Minerals Company.

     (j) "Director" means an individual who has been appointed to or elected by shareholders to be a member of the Board and who is serving on the Board.

     (k) "Effective Date" means the date set forth in Section 13.

     (l) "Eligible Director" means any Director who, on the date of the award of Shares, the award of Restricted Shares, or the grant of an Option, is not an officer or an employee of the Company or any of the Company's subsidiaries or affiliates and is a director of the Company.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any rules and regulations issued thereunder.

     (n) "Fair Market Value" means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, with respect to the date of determination, the average of the reported highest and lowest sale prices per Share on the New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, on such other exchange or exchanges where the Common Stock is then listed) with respect to the date of determination or, in the absence of reported sales on such date, the average of such reported highest and lowest sale prices per Share on the next preceding date on which reported Shares sales occurred. If the Common Stock is not listed on any established exchange, such Fair Market Value per Share shall be the average of the prices on the over-the-counter markets (reported on the NASDAQ System) or, if the Common Stock is not traded on the date of determination, on the next preceding date on which reported sales occurred; provided, however, that if the Administrator determines that such price is not representative of the true Fair Market Value per Share on account of the level of trading volume or otherwise, the Administrator shall determine the Fair Market Value per Share in a reasonable manner consistent with the Code and taking into account information about sale, bid and asked prices for the Common Stock in the markets where it is then traded or eligible for trading. If the Common Stock is not traded publicly on the date of determination, its Fair Market Value per Share shall be determined by the Administrator in such manner as the Administrator shall deem appropriate.

     (o) "Option" means any option to purchase shares of Common Stock that has been granted pursuant to Section 6.

     (p) "Participant" means an Eligible Director to whom Shares have been awarded, an Option has been granted, or Restricted Shares have been awarded under the Plan.

     (q) "Plan" means the Stock Plan for Non-Employee Directors of Cyprus Amax Minerals Company, as set forth herein, and as amended from time to time.

     (r) "Restricted Share" means a Share which is subject to the transfer restrictions as set forth in Section 7.

     (s) "Restriction Period" means, for any Restricted Share, the entire period when any transfer restrictions apply to such Restricted Share pursuant to
Section 7(d).

     (t) "Retirement" means the later of (1) the date a Participant attains age 65 or (2) the date the Participant terminates from the Board.

     (u) "Shares" means one or more shares of Common Stock.

     Section 3.  Shares Subject to Plan.

     (a) The aggregate total number of Shares, Restricted Shares and/or Options ("Maximum Annual Grants and Awards") that may be awarded during each fiscal year of the Company ("Fiscal Year") shall be the sum of (1) 1/8th of 1% of the number of outstanding Shares (excluding treasury shares) as of the end of the immediately preceding Fiscal Year, plus (2) the cumulative number of Carryforward Shares (as defined below) from all prior Fiscal Years (including the immediately preceding Fiscal Year) which shall not yet have been subject to grants of Options, awards of Shares and/or awards of Restricted Shares in any intervening period. The number of Carryforward Shares from all Fiscal Years ending on or before December 31, 1997, collectively was 66,878. The number of Carryforward Shares from each Fiscal Year (the "Accumulation Year") ending after December 31, 1997, shall be the amount, if any, by which (1) 1/8th of 1% of the number of outstanding Shares (excluding treasury shares) as of the end of the Fiscal Year immediately preceding the Accumulation Year exceeds (2) the sum of
(A) the number of Shares for which Options were granted during the Accumulation Year, (B) the number of Shares granted during the Accumulation Year, and (C) the number of Restricted Shares granted during the Accumulation Year. Any determination of the Maximum Annual Grants and Awards for any Fiscal Year, including any determination of the number of Carryforward Shares from any prior Fiscal Year, shall take into account and be appropriately adjusted for any intervening changes in capitalization of the Company as provided in Section 9(b).

     (b) The Shares granted under the Plan may be either authorized but unissued Shares, treasury Shares, or Shares purchased on the open market as determined from time to time by the Board.

     Section 4.  Eligibility.    Only Eligible Directors are eligible to be
awarded Shares, awarded Restricted Shares, and granted Options under the Plan.

     Section 5.  Awards of Shares.

     (a) On the first business day of each January beginning on January 4, 1999, and continuing until such time as the Plan is no longer in effect, each Eligible Director shall be awarded 2,000 Shares.

     (b) Each award of Shares shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and the Participant if such an agreement is required by the Company to assure compliance with all applicable laws and regulations (the "Award Agreement").

     Section 6.  Grants of Options.    All Options granted under the Plan shall
be non-qualified stock options, that is, options that do not qualify as incentive stock options under section 422 of the Code.

     (a) Number of Options.    On the first business day of each January,
beginning on January 4, 1999, and continuing until such time as the Plan is no longer in effect, each Eligible Director shall be granted an Option of 2,000 Shares; provided, however, that an individual who ceases to be a member of the Board on or prior to such grant date shall not be entitled to receive a grant of Options for that or any subsequent Fiscal Year unless he again becomes an Eligible Director.

     (b) Terms and Conditions.    Options granted under the Plan shall be
subject to the terms and conditions described below and shall be subject to such additional terms and conditions not inconsistent with the terms of the Plan, as the Board or Administrator shall deem desirable and shall include in the written agreement referred to in the next following sentence. Each Option shall be evidenced by and subject to the terms of a written agreement duly executed and delivered by or on behalf of the Company and the Participant, which agreement shall specify the terms and conditions applicable to the Option (the "Stock Option Agreement").

     (1) Option Price.    The price per Share at which Options may be exercised
shall be 100% of the Fair Market Value per Share on the date the Option is granted.

     (2) Expiration Date of the Option.    The expiration date of each Option
shall be ten years after the date the Option is granted.

     (3) Restrictions on Transfer.

          (A) Except as provided in Section 6(b)(3)(B), Options shall not be transferable other than by will or the laws of descent and distribution or, if the terms of the Stock Option Agreement so permit, pursuant to a qualified domestic relations order (as defined for purposes of Rule 16b-3 of the Exchange
Act) and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

          (B) Notwithstanding Section 6(b)(3)(A), a Participant may elect to irrevocably transfer some or all of the Options, if any, which have been or will be granted to him, to one or more of his spouse, children, and grandchildren, or to one or more trusts established solely for the benefit of the Participant's spouse, children, and grandchildren; provided, however, that:

              (i) the Stock Option Agreement expressly provides for such transfer and, with respect to any Option currently outstanding, the Administrator, in its sole discretion, agrees to amend or has amended the Participant's Stock Option Agreement to provide for such transfer;

              (ii) the Participant shall receive no consideration for such transfer;

              (iii) the Option, once transferred, may not again be transferred except by will or by the laws of descent and distribution; and

              (iv) such Option, once transferred, remains subject to the same terms and conditions of the Option as in effect before the transfer and the transferee complies with Section 6(b)(3)(C).

The Administrator shall establish such rules and procedures as it, in its sole discretion, shall deem necessary or desirable to effect such transfers.

None of the Company, a participating subsidiary, the Board, the Committee or the Administrator shall have any obligation to provide notice to any transferee of the expiration date of any Option.

          (C) No transferred Option shall be exercisable unless and until the Company receives written notice, which must be in a form and manner satisfactory to the Administrator, in its sole discretion, from a transferee to the effect that a transfer has occurred, identifying the Options transferred, identifying the transferee and the transferee's relation to the Participant and any other information the Administrator, in its sole discretion, shall determine to be necessary or desirable, the transferee acknowledges that the Option is subject to the Plan and the Stock Option Agreement between the Company and the Participant, and that the transferee will comply with all applicable provisions of the Plan and such Stock Option Agreement.

          (D) Any Eligible Director to whom an Option is granted hereunder may designate a Beneficiary who shall have the right to exercise the Option after the Eligible Director's death, subject to applicable provisions of the Plan and each applicable Stock Option Agreement.

         (4)  Vesting.

          (A)    (i)   The first 50% of an Option granted on or after January 4,
1999, shall be exercisable by the Participant to whom the Option has been granted upon the first anniversary of the date the Option was granted; provided, however, that the Participant is a Director on such anniversary date; and

                 (ii) The entire 100% of an Option granted on or after January 4, 1999, shall be exercisable by the Participant to whom the Option has been granted upon the second anniversary of the date the Option was granted; provided, however, that the Participant is a Director on such anniversary date.

          (B) Notwithstanding any other provision of this Section 6(b)(4),

              (i) 100% of the Shares represented by any Option granted to a Participant who dies while actively serving as a Director shall immediately vest and shall be exercisable by the Participant's Beneficiary as of the date of the Participant's death to the full extent of the grant, and

              (ii) the Board or Committee shall have the sole discretion to accelerate the vesting of any Option granted to a Participant who retires or becomes disabled.

     (5) Exercise of Option.    An Option shall be exercisable solely to the
extent it has become vested in accordance with Section 6(b)(4) and for such period as set forth in this Section 6. An Option may be exercised only by the Participant to whom it was granted, except as otherwise provided in Section 6(b)(3).

     (6) Payment for Shares and Method of Exercise.    A Participant or
Beneficiary may exercise a vested Option in whole or in part at any time during the Option term by delivering to the Company written notice of exercise specifying the number of Shares to be purchased and the Option exercise price therefor. The notice of exercise shall be accompanied by payment in full of the Option exercise price. Payment of the Option exercise price may be made (A) in cash or its equivalent, (B) to the extent determined by the Board or the Administrator on or after the date of grant, in Shares duly owned by the Participant or Beneficiary (and for which the Participant or Beneficiary has good title free and clear of any liens and encumbrances), or (C) by broker-assisted cashless exercises. Upon payment in full of the Option exercise price and satisfaction of the other conditions provided herein, a stock certificate representing the number of Shares to which the Participant or Beneficiary is entitled shall be issued and delivered to the Participant or Beneficiary.

     (7) Retirement.    If the Participant retires, any portion of the Option
that is vested and exercisable on the date of the Participant's Retirement shall be exercisable by the Participant within the five-year period commencing on the Participant's date of Retirement, but in any event not later than the expiration date of the Option.

     (8) Total Disability.    If a Total Disability prevents a Participant from
performing the duties of a Director, any portion of the Option that is vested and exercisable on the date of the Participant's Total Disability shall be exercisable by the Participant within the five-year period commencing on the first date the Participant is first determined by the Board to be Totally Disabled, but in any event not later than the expiration date of the Option.

     (9) Death.

          (A) Except as provided in Sections 6(b)(9)(B) and (C), if a Participant ceases to be a Director by reason of death, any portion of the Option that is vested and exercisable on the date of the Participant's death, shall thereafter be exercisable by the Participant's Beneficiary within the five-year period commencing on the date of the Participant's death, but in any event not later than the expiration date of the Option.

          (B) If a Participant dies after Retirement but before the expiration of the five-year exercise period that commenced on the date the Participant retired, then any portion of the Option that was vested and exercisable on the Participant's date of Retirement thereafter shall be exercisable by the Beneficiary during the remainder of the five-year exercise period that commenced on the Participant's date of Retirement, but in any event not later than the expiration date of the Option.

          (C) If a Participant dies after becoming Totally Disabled but before the expiration of the five-year exercise period commencing on the first date of the Participant is first determined to be Totally Disabled, then any portion of the Option that was vested and exercisable on the date the Participant was determined to have a Total Disability thereafter shall be exercisable by the Beneficiary during the remainder of the five-year exercise period that commenced on the first date of the Participant's Total Disability, but in any event not later than the expiration date of the Option.

     (10) Other Termination.    Unless otherwise determined by the Board or the
Administrator on or after the date of grant, if a Participant ceases to be a Director for any reason other than death, Retirement, or Total Disability, any portion of the Option that is vested and exercisable on the date of the Participant's termination shall be exercisable until the earlier of thirty days after the date the Participant ceases to be a Director, but in any event not later than the expiration date of the Option.

          (11)  Change of Control.    Notwithstanding the foregoing, upon a
Change of Control, all Options granted hereunder shall immediately vest and shall be exercisable to the full extent of the original grant. If a Participant ceases to be a Director at or after a Change of Control, other than by reason of death, Total Disability or Retirement, the Option shall be exercisable for five years following the date the Participant ceases to be a Director, but in any event not later than the expiration date of the Option.

          (12)  Other Terms.   The Stock Option Agreement may contain such other
terms, provisions, and conditions as may be determined by the Board or Administrator so long as those terms, provisions, and conditions are not inconsistent with the provisions of the Plan. The terms of any Stock Option Agreement need not be uniform with the terms of any other Stock Option Agreement.

     (c)  Rights as Shareholder.    A Participant or Beneficiary shall not be
deemed to be the holder of Common Stock, or have any of the rights of a holder of Common Stock, with respect to Shares subject to an Option, until the Option is exercised and a stock certificate representing such Shares is issued to the Participant or Beneficiary.

     Section 7.  Awards of Restricted Shares.

     (a) Eligibility. Each individual who is appointed or elected to be a Director on or after April 1, 1998, and who thereafter becomes an Eligible Director, shall receive a one time award of 12,500 Restricted Shares as of the date he first becomes a Director.

     (b) Awards of Restricted Shares. Each award of Restricted Shares shall be evidenced by an award agreement, which shall contain such terms and conditions consistent with the Plan as shall from time to time be determined by the Board or the Administrator, in its sole discretion, and to the following terms and conditions ("Restricted Stock Agreement"):

          (1) none of the Restricted Shares may be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise specifically provided, during the Restriction Period;

          (2) all of the Restricted Shares shall be forfeited and shall be returned to the Company and all rights of the Eligible Director to such Restricted Shares shall terminate without any payment of consideration by the Company if the Eligible Director fails to be a Director on the anniversary date of the award of the Restricted Shares in accordance with Section 7(d), unless the Eligible Director's service is terminated by reason of his death, Total Disability, or Retirement; and

          (3) upon and following the date a certificate for the Restricted Shares is issued to an Eligible Director (except following a forfeiture of the Restricted Shares as set forth in Section 7(b)(2), the Eligible Director shall have all of the rights of a shareholder including but not limited to the right to receive all dividends paid on such Restricted Shares (reduced by the amount, if any, the Company is be required to withhold for taxes) and the right to vote such Restricted Shares. Any securities or other property (excluding cash in payment of normal dividends) that may be distributed with respect to the Restricted Shares shall be received and held by the Eligible Director subject to the same restrictions as the Restricted Shares.

     (c)  Certificates for Shares.

          (1) As soon as practicable after the receipt by the Company of a Restricted Stock Agreement executed by the Eligible Director as provided in
Section 7(b) and of a stock power endorsed by the Eligible Director in blank with respect to the Restricted Shares covered by the Restricted Stock Agreement, unless a later date for issuance of stock certificates is provided in the Restricted Stock Agreement, the Company, in its sole discretion, upon the Eligible Director's written request, may cause to be issued a stock certificate, registered in the name of the Eligible Director, evidencing the Restricted Shares awarded under the Restricted Stock Agreement. Each such certificate shall bear a legend substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Stock Plan for Non-Employee Director of Cyprus Amax Minerals Company and Restricted Stock Agreement entered into between the registered owner of such shares and Cyprus Amax Minerals Company. A copy of the Plan and the Restricted Stock Agreement is on file in the office of the Secretary of Cyprus Amax Minerals Company, 9100 East Mineral Circle, Englewood, Colorado.

Such legend shall not be removed from any stock certificate evidencing such Restricted Shares until the lapse or release of the restrictions imposed pursuant to Section 7(d) on such Restricted Shares.

      (2) As an alternative to delivering any stock certificate to the Eligible Director pursuant to Section 7(c)(1) above, the Company, in its sole discretion, may cause each certificate in respect of Restricted Shares awarded hereunder, together with a stock power relating to such Restricted Shares, to be deposited by the Company with a custodian (which may be the Company) to be designated by the Company. In such event, the Company shall cause such custodian to issue to the Eligible Director a receipt evidencing any stock certificate held by the custodian registered in the name of such Eligible Director. Notwithstanding the provisions of Section 7(c)(1) or this Section 7(c)(2), the Company may adopt such other procedures that it, in its sole discretion, deems appropriate to evidence the right of the Eligible Director to Restricted Shares.

      (3) The Eligible Director shall not be deemed for any purpose to be, or have any rights as, a shareholder of the Company with respect to any Restricted Shares awarded except if, as and when a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

      (4) As soon as practicable after the lapse or release of the restrictions imposed pursuant to Section 7(d) on any Restricted Shares, the Company shall cause to be issued in the Eligible Director's name a stock certificate evidencing the Restricted Shares with respect to which restrictions have lapsed or been released, free of the legend provided in Section 7(c)(1), and shall cause such stock certificate to be delivered to the Eligible Director, upon surrender to the Company of the previously issued certificate(s) representing the same Restricted Shares.

     (d) Restriction Period. The restrictions set forth in Section 7(b)(1) shall lapse only when the forfeiture provisions set forth in Section 7(b)(2) shall lapse. Subject to Section 7(e), the forfeiture provisions set forth in
Section 7(b)(2) shall lapse:

          (1) with respect to the first 20% of the Restricted Shares compromising an award of Restricted Shares to an Eligible Director, on the first anniversary of the date of the award,

          (2) with respect the first 40% of such Restricted Shares, after the second anniversary of the date of the award,

          (3) with respect to the first 60% of such Restricted Shares, after the third anniversary of the date of the award,

          (4) with respect to the first 80% of such Restricted Shares, after the fourth anniversary of the date of the award, and

          (5) with respect to 100% of such Restricted Shares, after the fifth anniversary of the date of the award.

     (e)  Lapse of Restrictions.

          (1) In the event that the Participant ceases to be an Eligible Director prior to the lapse of restrictions on Restricted Shares by reason of his death, Total Disability, or Retirement, the restrictions on all Restricted Shares awarded to such Eligible Director shall lapse on the date the Participant ceases to be an Eligible Director.

          (2) The Board or the Administrator shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide, in its sole discretion, that, by reason of changes in applicable law or other material changes in circumstances arising after the date of the award, such action is in the best interests of the Company and equitable to the Eligible Director. The Board or the Administrator, in its sole discretion and subject to such terms and conditions as the Board or the Administrator shall determine, may include in any Restricted Stock Agreement evidencing the award of Restricted Shares, and may amend any outstanding Restricted Stock Agreement to cause it to include, a right of the Participant upon ceasing to be an Eligible Director, other than by reason of his death, Total Disability, or Retirement, to receive cash equal to the Fair Market Value per Share of such Restricted Shares on the date the Participant ceases to be an Eligible Director.

          (3) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, the restrictions applicable to any Restricted Shares shall lapse and such Restricted Shares shall become free of all restrictions and fully vested to the full extent of the original grant.

     Section 8.  Regulatory Compliance and Listing.

     The issuance or delivery of any of the Shares may be postponed by the Company for such period as may be required to comply with any applicable requirements under Federal or state securities laws, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or delivery of such Shares that would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

     Section 9.  Adjustment for Company Changes.

     (a)  Rights and Powers Reserved.    The existence of any outstanding Option
shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue or sale of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, any sale or transfer of all or any part of the assets or business of the Company, the liquidation or dissolution of the Company or any other corporate act or proceeding, whether of a similar character or otherwise.
Except as expressly provided in the Plan, the issue or sale by the Company of shares of stock of the Company of any class, or securities convertible into shares of stock of the Company of any class, for cash, property, labor or services, either upon direct sale or the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any outstanding Option.

     (b)  Changes in Capitalization.    In the event that the Board or the
Administrator shall determine that any dividend or other distribution (whether in the form of cash, shares of common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or the rights to purchase Shares or other securities of the Company, or the similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or the Administrator shall, in such manner as it shall deem equitable, adjust any or all of (1) the number and type of Shares (or other securities or property) which thereafter may be made the subject of awards under the Plan, (2) the number and type of Shares (or other securities or property) subject to outstanding grants and awards under the Plan, and (3) the grant, purchase, or exercise price with respect to any grant or award under the Plan, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding grant or award; provided, however, that the number of Shares subject to any grant or award under the Plan denominated in shares shall always be a whole number.

     Section 10.  Administration.

     (a)  Appointment of Administrator.    An Administrator, which may be one or
more individuals, shall be appointed from time to time by the Chief Executive Officer of the Company or by his duly authorized delegate in order to administer the Plan as provided herein.

     (b)  Rights and Duties of Administrator.    The Administrator, on behalf of
the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

          (1) to interpret the provisions of the Plan and to determine the terms and conditions of grants and/or awards at or after the date of grant and/or award;

          (2) to compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

          (3) to maintain or to designate any person or entity to maintain all the necessary records for the administration of the Plan;

          (4) to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

          (5) to provide for disclosure of such information and filing or provision of such reports and statements to Participants or Beneficiaries under the Plan as the Administrator deems appropriate; and

          (6) to amend the Plan, any Award Agreement, any Stock Option Agreement, or Restricted Stock Agreement to the extent such authority to amend the Plan, any Award Agreement, any Stock Option Agreement, or Restricted Stock Agreement has been delegated to it by the Board or the Committee.

All interpretations and decisions and other actions of the Administrator shall be conclusive and final on all persons interested in the Plan, except to the extent otherwise specifically indicated herein. The Administrator may appoint one or more agents, and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Administrator.

     (c)  Authority of Board or Committee.    Notwithstanding any provision
contained in the Plan regarding the delegation of authority to the Administrator or any other person with respect to the operation and administration of the Plan, the Board or the Committee, acting in its sole discretion, may at any time exercise its authority under the terms of the Plan to act on behalf of the Company.

     Section 11.  Amendment and Termination.

     (a)  Amendment of Plan.  The Board from time to time may amend the Plan.

     (b) Amendment of Award Agreement. The Board or the Committee from time to time may amend the terms of any Award Agreement for any award of Shares that was previously granted or is yet to be granted, in any manner, provided that such amendment is not inconsistent with the terms of the Plan, and provided that no such amendment shall impair the rights of any Participant (or Beneficiary if the Participant is deceased), without such Participant's (or Beneficiary's) written consent.

     (c) Amendment of Stock Option Agreement. The Board or the Committee from time to time may amend the terms of any Stock Option Agreement for any Option that was previously granted or is yet to be granted, in any manner, provided that such amendment is not inconsistent with the terms of the Plan, and provided that no such amendment shall impair the rights of any Participant (or Beneficiary if the Participant is deceased), without such Participant's (or Beneficiary's) written consent.

     (d) Amendment of Restricted Stock Agreement. The Board or the Committee from time to time may amend the terms of any Restricted Stock Agreement evidencing an award of Restricted Shares either previously awarded or yet to be awarded, in any manner, so long as such amendment is not inconsistent with the terms of the Plan, and provided that no such amendment shall impair the rights of any Participant (or Beneficiary if the Participant is deceased), without such Participant's (or Beneficiary's) written consent.

     (e) Termination of Plan. The Board may terminate the Plan at any time, provided that termination of the Plan shall not affect Options granted, Shares awarded or Restricted Shares awarded prior to the date of termination.

     Section 12.  Miscellaneous.

     (a)  No Right to Continue as Director.    Nothing in the Plan, the award of
any Shares, grant of any Option, or award of any Restricted Shares shall be deemed to (1) confer upon any person the right to continue as a Director, or (2) create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders, or (3) limit the rights of the shareholders to remove any Director.

     (b)  Other Plans.

          (1) Nothing contained in the Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          (2) No income of a Participant attributable to the Plan shall be included in the Participant's earnings for purposes of any benefit plan in which the Participant may be eligible to participate, unless otherwise determined by the Board or the Committee or the Administrator, or unless otherwise provided by the terms of such other benefit plan.

     (c)  Payment of Taxes.    The Company shall have the right to require,
prior to the issuance or delivery of any Shares, payment by a Participant of any taxes required by law with respect to the issuance or delivery of such Shares. With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Shares, or upon any other taxable event arising out of or as a result of any grant or award made hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

     (d)  Unfunded Status of Plan.    The Plan is intended to constitute an
"unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

     (e)  Governing Law.    To the extent not superseded by federal law, the
Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.

     (f)  Liability.    No Director or any employee of the Company or any of its
subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other Director or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     (g)  Costs.    The Company shall bear all expenses incurred in
administering the Plan, including expenses related to the issuance of Common Stock upon an award of Shares, the exercise of Options, or the award of Restricted Shares.

     (h)  Severability.    If any provision of the Plan or any Award Agreement,
Stock Option Agreement, or Restricted Stock Agreement is or becomes invalid, illegal, or unenforceable in any applicable jurisdiction, or as to any person, or would disqualify the Plan or any grant or award under any law or regulation deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws and regulations, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the grant or award, such provision shall be stricken as to such jurisdiction or person and the remainder of the Plan or the grant or award shall remain in full force and effect.

     (i)  Successors.    The Plan shall be binding upon and inure to the benefit
of any successor or successors of the Company.

     (j)  Headings and Construction.    Section headings contained in the Plan
are included for convenience only and are not to be used in construing or interpreting the Plan. Except where otherwise indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa.

     Section 13.  Effective Date of the Plan.

     The Plan was originally adopted effective as of July 1, 1992. The Plan as amended and restated herein shall be effective as of January 1, 1999 (except as otherwise provided herein), subject to the approval of the Company's shareholders. If such shareholder approval is not obtained, the Plan as amended and restated herein shall be null and void but the Plan, as in effect immediately prior to such amendment and restatement, shall continue in full force and effect.